CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 74 to
Registration Statement No. 2-29786 on Form
N-1A of our report dated May 18, 2005, relating to the financial statements of Federated American
 Leaders Fund, Inc., for the year ended March 31, 2005, and to the reference made to our firm under the caption Financial Highlights in the Prospectus and Independent Registered Public Accounting
Firm in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 26, 2005